As filed with the Securities and Exchange Commission on June 13, 2001

Registration No. 333-_____________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LIGHTSPAN, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	33-0585210 (I.R.S. Employer Identification No.)

10140 Campus Point Drive
San Diego, CA 92121
(858) 824-8000
(Address Of Principal Executive Offices)

2000 Equity Incentive Plan
2000 Employee Stock Purchase Plan

(Full Title Of The Plan(s))

John T. Kernan
Chief Executive Officer
LIGHTSPAN, INC.
10140 Campus Point Drive
San Diego, CA 92121
(858) 824-8000
(Name, Address, Including Zip Code, And Telephone Number, Including Area Code, Of Agent For Service)

Copies to:
Christopher J. Kearns, Esq.
COOLEY GODWARD LLP
4365 Executive Drive, Suite 1100
San Diego, CA 92121
(858) 550-6000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering	Aggregate	Amount of
to be Registered	Registered (1)	Price per Share (2)	Offering Price (2)	Registration Fee

Common Stock (par value $.001)	2,027,599 shares	$1.46	$2,960,295	$740

(1)	This registration statement shall also cover any additional shares of Common Stock which shall become issuable under the 2000 Equity Incentive Plan (2000 Plan) and the 2000 Employee Stock Purchase Plan (2000 ESPP Plan) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended, (the “Securities Act”). The price per share and the aggregate offering price are calculated on the basis of the average of the high and low sales prices of Registrant’s Common Stock on June 8, 2001, as reported on the NASDAQ National Market for the shares issuable under the Company’s 2000 Plan and 2000 ESPP Plan registered hereunder, as more fully described as follows:

		OFFERING PRICE PER	AGGREGATE OFFERING
TYPE OF SHARES	NUMBER OF SHARES	SHARE	PRICE

Common Stock issuable under the 2000 Equity Incentive Plan	1,520,699	$1.46	$2,220,221

Common Stock issuable under the 2000 Employee Stock Purchase Plan	506,900	$1.46	$740,074

EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8

      The contents of the Registration Statement on Form S-8 (Registration No. 333-38724) filed with the Securities and Exchange Commission on June 7, 2000 are incorporated by reference herein.

EXHIBITS

Exhibit Number

4.1	(1)	Amended and Restated Certificate of Incorporation

5.1		Opinion of Cooley Godward LLP

23.1		Consent of Ernst & Young LLP, Independent Auditors

23.2		Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1		Power of Attorney is contained on the signature pages

(1)	Filed as an exhibit to the Company’s 2000 Annual Report on Form 10-K, originally filed on April 28, 2000 and amended on May 11, 2000, and incorporated herein by reference.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 8, 2001.

LIGHTSPAN, INC.

By:	/s/ JOHN T. KERNAN

John T. Kernan
Chairman and Chief Executive Officer

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John T. Kernan and Carl E. Zeiger, and both or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ JOHN T. KERNAN JOHN T. KERNAN	Chief Executive Officer and Chairman (Principal Executive Officer)	June 8, 2001

/s/ CARL E. ZEIGER CARL E. ZEIGER	President, Chief Operating Officer and Director	June 8, 2001

/s/ MICHAEL A. SICURO MICHAEL A. SICURO	Chief Financial Officer (Principal Financial and Accounting Officer)	June 8, 2001

/s/ JAMES W. BREYER JAMES W. BREYER	Director	June 8, 2001

DALLAS S. CLEMENT	Director	June , 2001

/s/ ELIZABETH R. COPPINGER ELIZABETH R. COPPINGER	Director	June 8, 2001

/s/ DAVID D. HILLER DAVID D. HILLER	Director	June 8, 2001

JOHN E. KOLE	Director	June , 2001

BARRY J. SCHIFFMAN	Director	June , 2001

/s/ BARRIE USHER BARRIE USHER	Director	June 8, 2001

EXHIBIT INDEX

Exhibit
Number

4.1 (1)	Amended and Restated Certificate of Incorporation

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages

(1)	Filed as an exhibit to the Company’s 2000 Annual Report on Form 10-K, originally filed on April 28, 2000 and amended on May 11, 2000, and incorporated herein by reference.